Exhibit 99.1

HERTZ REPORTS SIGNIFICANT PROGRESS TOWARDS KEY MILESTONES
FOR FIRST QUARTER 2025
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“Our ‘Back-to-Basics Roadmap’ is working,” said Gil West, Chief Executive Officer of Hertz. “Disciplined fleet management, revenue optimization, and rigorous cost control are driving meaningful results. In a dynamic environment shaped by tariffs and economic uncertainty, capitalizing on our fleet as our most dominant economic lever keeps us agile today and positions us to deliver long-term, sustainable value.

“Just a year ago, we were managing through an aging fleet and pressure on residual values. Today, thanks to swift and disciplined action, we’ve rotated into a newer, more efficient fleet that’s resilient, cost-effective, and aligned with a rising residual environment. As an asset management business that buys, rents, and sells vehicles, disciplined execution across all three areas is key to unlocking stronger returns and strengthening our financial foundation.”

ESTERO, Fla, May 12, 2025 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its first quarter 2025.

Highlights

•The fleet rotation is delivering results, with vehicle depreciation down 45% year-over-year, due to the “Buy Right, Hold Right, Sell Right” strategy:

▪The Company is targeted to meet sub $300 depreciation per unit ("DPU") faster than expected. This is now forecasted to be achieved in the second quarter, with model year 2025 vehicles already achieving this target

▪More than 70% of the core U.S. rental fleet is 12 months old or newer

▪Record quarter for retail vehicle sales including Hertz Car Sales

•The Company achieved a $92 million year-over-year improvement in direct operating expenses which was a result of cost control initiatives, supported by the strategic fleet rotation.

•The Company remains on track to achieve positive Adjusted Corporate EBITDA by the third quarter of 2025
.
•As of March 31, 2025, Hertz had $1.2 billion in corporate liquidity. In May 2025, Hertz extended the maturity of $1.7 billion of its First Lien revolving credit facility ("RCF") maturities to June 2028.

Overview

Hertz initiated a comprehensive strategic transformation one year ago under CEO Gil West.

Under Mr. West’s leadership and a newly appointed executive team, Hertz established its “Back-to-Basics Roadmap” anchored by three core financial pillars: fleet management, revenue optimization and cost efficiency. This strategic reset is significantly improving operational performance, establishing a stronger financial foundation, and positioning Hertz for long-term value creation.

The Company remains focused on its profitability initiatives; rotating its fleet, normalizing DPU, and improving its cost structure. Hertz’s objectives remain unchanged: to achieve DPU below $300, revenue per unit ("RPU") above $1,500 and direct operating expense (“DOE”) per transaction day in the low $30s.

Fleet and Retail Sales Strategy

The Company recognized the fleet as the most dominant economic lever and began a refresh in 2024, replacing older, less customer-preferred models with newer vehicles offering lower operating costs and improved depreciation performance. Hertz’s approach is guided by its disciplined fleet strategy - “Buy Right, Hold Right, Sell Right”. This approach prioritizes acquiring vehicles at favorable prices, aligning fleet composition with customer preferences, and maximizing residual values through retail channel sales, particularly the Company’s own Hertz Car Sales.

Under the “Buy Right” pillar, the Company proactively worked to secure model year 2025 buys ahead of the tariff implementation which proved to be a prudent move as this group of vehicles has a collective DPU of less than $300.

The impact of this proactive rotation is evident. In the first quarter of 2025, vehicle depreciation decreased 45% year-over-year and DPU for the quarter was $353, a meaningful improvement both sequentially and year-over-year. While the Company previously guided to sustainable DPU under $300 by the end of 2025, the favorable residual values and strong performance from model year 2025 vehicles have the Company on track to achieve this target in the second quarter of 2025.

Through “Hold Right”, over 70% of the Company’s core U.S. rental fleet is 12 months old or less, enabling it to maintain a newer, desirable fleet for customers while retaining flexibility to manage through market volatility.

As one of the world’s largest used car dealers, Hertz is prioritizing retail as its primary vehicle sales channel, with Hertz Car Sales playing a leading role. As a cornerstone of the Company’s “Sell Right” strategy, this is key to maximizing value and improving unit economics. By leaning into retail over wholesale, in March 2025 Hertz also began to benefit from tariff-driven pricing dynamics, with used car prices rising and DPU declining. As such, the Company delivered its strongest-ever quarter for retail vehicle sales in the first quarter of 2025. To build on this momentum, Hertz is expanding its retail footprint, deepening strategic partnerships, and increasing visibility of the Hertz Car Sales brand.

Revenue and Demand Environment

Revenue was down year-over-year driven primarily by reduced fleet capacity. The Company continues to manage its fleet prudently, which was down 8% year-over-year in the first quarter. Given macro demand uncertainties, it is intentionally running a tighter fleet year-over-year while capitalizing on the strong residual value environment to accelerate the rotation of its remaining older vehicles. The focus is to offset some of the fleet reduction through higher utilization and “sweating the assets” with more days. RPU declined 3% year-over-year due to the timing of the Easter holiday and Leap Year, as well as a margin-accretive shift in fleet mix to better align with customer booking behavior. Utilization was up 240 basis points year-over-year and would have been stronger if not for temporary headwinds from accelerated in-fleeting.

Looking forward, the Company sees both macroeconomic uncertainty and opportunity. The Company has recently seen demand moderate for corporate, government and U.S. inbound segments while forward bookings for Hertz leisure are up year-over-year. The Company intends to remain prudent in its fleet management, entering the summer with a relatively tight fleet, and thereby leveraging rising residual values. As always, the Company will remain nimble as it assesses the changing demand environment. Macroeconomic opportunity lies in the upside revenue potential which has historically followed periods of constrained vehicle supply. Prior supply constraints resulting from the 2008 Financial Crisis and, most recently, the COVID pandemic, have consistently driven significant revenue per day ("RPD") gains throughout the industry.

In the rest of 2025 and into 2026, the Company is focused on fundamentally improving the durability and margins of the business.
•First, the Company is making foundational changes to its revenue management system which are expected to be meaningfully margin-accretive.
•Second, the Company is continuing to build the foundations for improved demand generation within the off-airport and mobility business units. The Company expects to achieve improved resilience during lower demand seasons and economic cycles, while also improving RPU by leveraging greater options for demand selection. Further diversification of the Company's revenue streams should lead to greater resilience and improved margins over time.
•Third, the Company is already driving a greater mix of durable demand segments such as direct sales through owned websites, thereby improving RPD mix, and expects to gain further traction.
•Fourth, the Company is enhancing its customer experience. By the end of the first quarter of 2025, Net Promoter Scores improved by 11 points year-over-year, demonstrating operational excellence across its global footprint. Equally encouraging, loyalty enrollments were up 11% year-over-year in the first quarter of 2025, and this is starting to translate into increased loyalty bookings.

Cost Management

The Company’s cost control efforts, which have been supported by its fleet refresh activities, have contributed to an improvement in DOE in the first quarter of 2025 of $92 million year-over-year. On a per day basis, DOE in the first quarter of 2025 was down 4% quarter-over-quarter, despite lower volume. Year-over-year, DOE per day was down 1% on a volume adjusted basis. The Company is partnering with a global leader in AI-driven vehicle inspection systems, which it expects will improve the efficiency and accuracy of vehicle maintenance and damage collections, while also providing a more transparent, digital-first experience for customers. In the first quarter of 2025, excluding the impact of stock-based compensation awards forfeited in the prior-year quarter, selling, general and administrative costs also decreased year-over-year.

Collectively, these efforts are expected to significantly improve the Company's results and position it to return to positive Adjusted Corporate EBITDA by the third quarter.

Recent Transactions

In May 2025, the Company amended its First Lien Credit Agreement to extend the maturity date of $1.7 billion of commitments under its existing $2.0 billion First Lien RCF from June 2026 to March 2028, subject to a springing maturity date (as defined in the First Lien Credit Agreement), and to make certain other amendments to the First Lien Credit Agreement. Hertz will have access to up to $2.0 billion under the First Lien RCF until June 2026, and thereafter the aggregate amount of commitments under the First Lien RCF is $1.7 billion until March 2028, after giving effect to the amendment. The principal financial terms of the amended facilities are essentially unchanged.

Also in May 2025, the Company completed the following transactions with regard to its U.S., Europe and Canadian vehicle debt facilities:

•Extended $2.9 billion of maturities under the HVFIII Series 2021-A variable funding notes to May 2027, demonstrating strong market acceptance and competitive pricing buoyed by favorable U.S. RAC fleet values. As of March 2025, the fair market value (FMV) of the fleet in the ABS was $9.2 billion versus ABS net book value (NBV) of $8.8 billion and the three-month average FMV was ~105% of NBV
•Extended maturities for €1.2 billion of its European ABS to April 2027
•Extended the maturity of its Canadian Securitization to April 2027

Overall, these transactions improve the Company's capital structure and maturity ladder, and de-risks the balance sheet, providing flexibility for the Company to continue its transformation.

SUMMARY RESULTS
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	Three Months Ended March 31,		Percent Inc/(Dec) 2025 vs 2024
($ in millions, except earnings per share or where noted)	2025	2024
Hertz Global - Consolidated
Total revenues	$1,813	$2,080	(13)%
Net income (loss)	$(443)	$(186)	NM
Net income (loss) margin	(24)%	(9)%
Adjusted net income (loss)(a)	$(346)	$(392)	(12)%
Adjusted diluted earnings (loss) per share(a)	$(1.12)	$(1.28)	(13)%
Adjusted Corporate EBITDA(a)	$(325)	$(567)	(43)%
Adjusted Corporate EBITDA Margin(a)	(18)%	(27)%

Average Vehicles (in whole units)	504,723	547,492	(8)%
Average Rentable Vehicles (in whole units)	477,273	529,232	(10)%
Vehicle Utilization	79%	76%
Transaction Days (in thousands)	33,902	36,854	(8)%
Total RPD (in dollars)(b)	$53.38	$55.94	(5)%
Total RPU Per Month (in whole dollars)(b)	$1,264	$1,299	(3)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$353	$588	(40)%

Americas RAC Segment
Total revenues	$1,490	$1,739	(14)%
Adjusted EBITDA	$(238)	$(488)	(51)%
Adjusted EBITDA Margin	(16)%	(28)%

Average Vehicles (in whole units)	413,381	450,585	(8)%
Average Rentable Vehicles (in whole units)	386,757	433,823	(11)%
Vehicle Utilization	80%	77%
Transaction Days (in thousands)	27,758	30,560	(9)%
Total RPD (in dollars)(b)	$53.68	$56.78	(5)%
Total RPU Per Month (in whole dollars)(b)	$1,284	$1,333	(4)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$372	$648	(43)%

International RAC Segment
Total revenues	$323	$341	(5)%
Adjusted EBITDA	$(17)	$(27)	(37)%
Adjusted EBITDA Margin	(5)%	(8)%

Average Vehicles (in whole units)	91,343	96,907	(6)%
Average Rentable Vehicles (in whole units)	90,516	95,409	(5)%
Vehicle Utilization	75%	72%
Transaction Days (in thousands)	6,144	6,294	(2)%
Total RPD (in dollars)(b)	$52.07	$51.89	—%
Total RPU Per Month (in whole dollars)(b)	$1,178	$1,141	3%
Depreciation Per Unit Per Month (in whole dollars)(b)	$265	$308	(14)%
NM = Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2025 and 2024.
(b)    Based on December 31, 2024 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its first quarter 2025 results will be held on May 13, 2025, at 9:00 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to Hertz Q1 2025 earnings teleco registration, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its rationale on the importance and usefulness of non-GAAP measures for investors and management.

ABOUT HERTZ
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Hertz Global Holdings Inc. is one of the world’s leading car rental and mobility solutions providers. Its subsidiaries and licensees operate the Hertz, Dollar, Thrifty and Firefly vehicle rental brands with more than 11,000 rental locations in 160 countries around the globe, as well as the Hertz Car Sales brand, which offers a range of quality, competitively priced used cars for sale online and at locations across the US, and the Hertz 24/7 car sharing business in Europe. For more information about Hertz, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company's management, include “forward-looking statements.” Forward-looking statements are identified by words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts," "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, economic and industry conditions and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things.
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for residual values associated with non-program vehicles in the Company's fleet to decline, including suddenly or unexpectedly, or fail to follow historical seasonal patterns;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the Company's ability to effectively dispose of vehicles, at the times and through the channels, that maximize the Company's returns;

•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•disruptions in the supply chain, including in connection with any increases in tariffs or changes in tariff policies or trade agreements;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement its business strategy or strategic transactions, including the Company's ability to implement plans to support a modern mobility ecosystem;
•the Company's ability to achieve cost savings and normalized depreciation levels, as well as revenue enhancements from its profitability initiatives and other operational programs;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective front-line employees, senior management and other key employees;
•the Company's ability to effectively manage its union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possesses, including as a result of cyber attacks and other security threats;
•the Company's ability to evaluate, maintain, upgrade and consolidate its information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize its net operating loss carryforwards;
•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;

•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the risk of an impairment of the Company's long-lived assets, which risk could be impacted by, among other things, the timing of our fleet rotation;
•the Company's ability to recover its goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with corporate and social responsibility regulations or expectations of stakeholders, and otherwise advance the Company's corporate responsibility priorities;
•the availability of additional, or continued sources, of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness, and the Company's ability to comply with the covenants in the agreements governing its indebtedness;
•the extent to which the Company's consolidated assets secure its outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents, which could, among other things, negatively affect the market price of the Company's common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal control over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
____________________________________________________________

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In millions, except per share data)	2025	2024
Revenues	$1,813	$2,080
Expenses:
Direct vehicle and operating	1,274	1,366
Depreciation of revenue earning vehicles and lease charges, net	535	969
Depreciation and amortization of non-vehicle assets	30	32
Selling, general and administrative	219	162
Interest expense, net:
Vehicle	140	141
Non-vehicle	127	75
Total interest expense, net	267	216
Other (income) expense, net	4	2
Change in fair value of Public Warrants	9	(86)
Total expenses	2,338	2,661
Income (loss) before income taxes	(525)	(581)
Income tax (provision) benefit	82	395
Net income (loss)	$(443)	$(186)

Weighted average number of shares outstanding:
Basic	307	305
Diluted	307	305
Earnings (loss) per share:
Basic	$(1.44)	$(0.61)
Diluted	$(1.44)	$(0.61)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$626	$592
Restricted cash and cash equivalents:
Vehicle	112	258
Non-vehicle	283	283
Total restricted cash and cash equivalents	395	541
Total cash and cash equivalents and restricted cash and cash equivalents	1,021	1,133
Receivables:
Vehicle	477	389
Non-vehicle, net of allowance of $57 and $58, respectively	755	816
Total receivables, net	1,232	1,205
Prepaid expenses and other assets	1,010	894
Revenue earning vehicles:
Vehicles	13,139	12,714
Less: accumulated depreciation	(986)	(751)
Total revenue earning vehicles, net	12,153	11,963
Property and equipment, net	595	623
Operating lease right-of-use assets	2,140	2,088
Intangible assets, net	2,852	2,852
Goodwill	1,044	1,044
Total assets	$22,047	$21,802
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$367	$161
Non-vehicle	494	481
Total accounts payable	861	642
Accrued liabilities	1,191	1,174
Accrued taxes, net	198	158
Debt:
Vehicle	11,026	11,231
Non-vehicle	5,746	5,104
Total debt	16,772	16,335
Public Warrants	187	178
Operating lease liabilities	2,125	2,073
Self-insured liabilities	627	617
Deferred income taxes, net	348	472
Total liabilities	22,309	21,649
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 482,788,945 and 481,502,623 shares issued, respectively, and 307,976,901 and 306,690,579 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 174,812,044 common shares, respectively	(3,430)	(3,430)
Additional paid-in capital	6,409	6,396
Retained earnings (Accumulated deficit)	(2,945)	(2,502)
Accumulated other comprehensive income (loss)	(301)	(316)
Total stockholders' equity (deficit)	(262)	153
Total liabilities and stockholders' equity (deficit)	$22,047	$21,802

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(443)	$(186)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	624	1,070
Depreciation and amortization, non-vehicle	30	32
Amortization of deferred financing costs and debt discount (premium)	20	18
PIK Interest on Exchangeable Notes	11	—
Stock-based compensation charges	16	16
Stock-based compensation forfeitures	—	(68)
Provision for receivables allowance	25	31
Deferred income taxes, net	(124)	(414)
(Gain) loss on sale of non-vehicle capital assets	(3)	1
Change in fair value of Public Warrants	9	(86)
Changes in financial instruments	—	6
Other	4	(10)
Changes in assets and liabilities:
Non-vehicle receivables	43	(36)
Prepaid expenses and other assets	(34)	(56)
Operating lease right-of-use assets	113	100
Non-vehicle accounts payable	7	(4)
Accrued liabilities	21	31
Accrued taxes, net	38	21
Operating lease liabilities	(113)	(100)
Self-insured liabilities	7	4
Net cash provided by (used in) operating activities	251	370
Cash flows from investing activities:
Revenue earning vehicles expenditures	(2,847)	(1,904)
Proceeds from disposal of revenue earning vehicles	2,124	1,233
Non-vehicle capital asset expenditures	(22)	(33)
Proceeds from non-vehicle capital assets disposed of	27	3
Return of (investment in) equity investments	—	(2)
Net cash provided by (used in) investing activities	(718)	(703)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	1,126	534
Repayments of vehicle debt	(1,384)	(892)
Proceeds from issuance of non-vehicle debt	900	935
Repayments of non-vehicle debt	(280)	(490)
Payment of financing costs	(13)	—
Other	(3)	(2)
Net cash provided by (used in) financing activities	346	85
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	9	(13)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	(112)	(261)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,133	1,206
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,021	$945

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31, 2025				Three Months Ended March 31, 2024
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,490	$323	$—	$1,813	$1,739	$341	$—	$2,080
Expenses:
Direct vehicle and operating	1,066	207	1	1,274	1,152	216	(2)	1,366
Depreciation of revenue earning vehicles and lease charges, net	462	73	—	535	876	93	—	969
Depreciation and amortization of non-vehicle assets	26	3	1	30	25	4	3	32
Selling, general and administrative	114	47	58	219	124	57	(19)	162
Interest expense, net:
Vehicle	117	23	—	140	116	25	—	141
Non-vehicle	(1)	(4)	132	127	(2)	(4)	81	75
Total interest expense, net	116	19	132	267	114	21	81	216
Other (income) expense, net	—	(3)	7	4	(1)	1	2	2
Change in fair value of Public Warrants	—	—	9	9	—	—	(86)	(86)
Total expenses	1,784	346	208	2,338	2,290	392	(21)	2,661
Income (loss) before income taxes	$(294)	$(23)	$(208)	$(525)	$(551)	$(51)	$21	(581)
Income tax (provision) benefit				82				395
Net income (loss)				$(443)				$(186)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions, except per share data)	2025	2024
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(443)	$(186)
Adjustments:
Income tax provision (benefit)	(82)	(395)
Vehicle and non-vehicle debt-related charges(b)	25	18
Restructuring and restructuring related charges(c)	3	32
Acquisition accounting-related depreciation and amortization(d)	—	—
Unrealized (gains) losses on financial instruments(e)	—	6
Change in fair value of Public Warrants	9	(86)
Other items(f)(j)	27	8
Adjusted pre-tax income (loss)(g)	(461)	(603)
Income tax (provision) benefit on adjusted pre-tax income (loss)(h)	115	211
Adjusted Net Income (Loss)	$(346)	$(392)
Weighted-average number of diluted shares outstanding	307	305
Adjusted Diluted Earnings (Loss) Per Share(i)	$(1.12)	$(1.28)

Supplemental Schedule II (continued)

	Three Months Ended March 31,
(In millions, except per share data)	2025	2024
Adjusted Corporate EBITDA:
Net income (loss)	$(443)	$(186)
Adjustments:
Income tax provision (benefit)	(82)	(395)
Non-vehicle depreciation and amortization	30	32
Non-vehicle debt interest, net of interest income(k)	121	75
Vehicle debt-related charges(b)	11	12
Restructuring and restructuring related charges(c)	3	32
Unrealized (gains) losses on financial instruments(e)	—	6
Non-cash stock-based compensation forfeitures(l)	—	(64)
Change in fair value of Public Warrants	9	(86)
Other items(f)	26	7
Adjusted Corporate EBITDA(m)	$(325)	$(567)
Adjusted Corporate EBITDA margin	(18)%	(27)%
(a)Net income (loss) margin for the three months ended March 31, 2025 was (24)%. Net income (loss) margin for the three months ended March 31, 2024 was (9)%.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred related to personnel reductions, litigation and closure of underperforming locations.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments, including the Exchange Feature.
(f)Represents miscellaneous items. For the three months ended March 31, 2025, primarily includes certain litigation charges, certain IT-related charges and certain concession-related adjustments. For the three months ended March 31, 2024, primarily includes certain IT-related charges, partially offset by certain litigation settlements.

(g)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Pretax Income (Loss) and Adjusted Net Income (Loss), all of which are deemed non-GAAP measures.

(in millions)	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,274	$(16)	$1,258	$1,366	$(6)	$1,360
Depreciation of revenue earning vehicles and lease charges, net	535	—	535	969	5	974
Depreciation and amortization of non-vehicle assets	30	—	30	32	—	32
Selling, general and administrative	219	(2)	217	162	(39)	123
Interest expense, net:
Vehicle	140	(11)	129	141	(13)	128
Non-vehicle	127	(24)	103	75	(10)	65
Total interest expense, net	267	(35)	232	216	(23)	193
Other income (expense), net	4	(2)	2	2	(1)	1
Change in fair value of Public Warrants	9	(9)	—	(86)	86	—
Total	$2,338	$(64)	$2,274	$2,661	$22	$2,683
(h)    Derived utilizing a combined statutory rate of 25% and 35% for the three months ended March 31, 2025 and 2024, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(i)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(j)    Also includes letter of credit fees.
(k)    Excludes gains (losses) related to the fair value of the Exchange Feature.
(l)    Represents former CEO awards forfeited in March 2024.
(m)    The table below reconciles expenses as reported in the condensed consolidated unaudited statement of operations to adjusted expenses utilized in calculating Adjusted Corporate EBITDA, both of which are deemed non-GAAP measures.

(in millions)	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
Expenses:	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
Direct vehicle and operating	$1,274	$(16)	$1,258	$1,366	$(6)	$1,360
Depreciation of revenue earning vehicles and lease charges, net	535	—	535	969	5	974
Depreciation and amortization of non-vehicle assets	30	(30)	—	32	(32)	—
Selling, general and administrative	219	(2)	217	162	25	187
Interest expense, net:
Vehicle	140	(11)	129	141	(13)	128
Non-vehicle	127	(127)	—	75	(75)	—
Total interest expense, net	267	(138)	129	216	(88)	128
Other income (expense), net	4	(5)	(1)	2	(4)	(2)
Change in fair value of Public Warrants	9	(9)	—	(86)	86	—
Total expenses	$2,338	$(200)	$2,138	$2,661	$(14)	$2,647

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions)	2025	2024
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$251	$370
Depreciation and reserves for revenue earning vehicles, net	(624)	(1,070)
Bankruptcy related payments (post emergence) and other payments	—	3
Adjusted operating cash flow	(373)	(697)
Non-vehicle capital asset proceeds (expenditures), net	5	(30)
Adjusted operating cash flow before vehicle investment	(368)	(727)
Net fleet growth after financing	(210)	(2)
Adjusted free cash flow	$(578)	$(729)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,847)	$(1,904)
Proceeds from disposal of revenue earning vehicles	2,124	1,233
Revenue earning vehicles capital expenditures, net	(723)	(671)
Depreciation and reserves for revenue earning vehicles, net	624	1,070
Financing activity related to vehicles:
Borrowings	1,126	534
Payments	(1,384)	(892)
Restricted cash changes, vehicle	147	(43)
Net financing activity related to vehicles	(111)	(401)
Net fleet growth after financing	$(210)	$(2)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
________________________________________________________________________________________________________________________________________________________

	As of March 31, 2025			As of December 31, 2024
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
First Lien RCF	$—	$800	$800	$—	$175	$175
Term loans	—	1,990	1,990	—	1,995	1,995
First lien senior notes	—	1,250	1,250	—	1,250	1,250
Exchangeable notes	—	261	261	—	250	250
Senior unsecured notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	9,376	—	9,376	9,431	—	9,431
International vehicle financing (Various)	1,593	—	1,593	1,752	—	1,752
Other debt	109	—	109	97	—	97
Debt issue costs, discounts and premiums	(52)	(55)	(107)	(49)	(66)	(115)
Debt as reported in the balance sheet	11,026	5,746	16,772	11,231	5,104	16,335
Add:
Debt issue costs, discounts and premiums	52	55	107	49	66	115
Less:
Cash and cash equivalents	—	626	626	—	592	592
Restricted cash	112	—	112	258	—	258
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$10,966	$4,930	$15,896	$11,022	$4,333	$15,355

LTM Adjusted Corporate EBITDA(a)		(1,299)			(1,541)

Net Corporate Leverage		(3.8)x			(2.8)x
(a)    Reconciliation of LTM Adjusted Corporate EBITDA for the three months ended March 31, 2025 and twelve months ended December 31, 2024 are as follows:

(In millions)	Three Months Ended March 31, 2025	Twelve Months Ended December 31, 2024
Net income (loss) three months ended:
June 30, 2024	$(865)	n/a
September 30, 2024	(1,332)	n/a
December 31, 2024	(479)	n/a
March 31, 2025	(443)	n/a
LTM net income (loss)	(3,119)	$(2,862)
Adjustments:
Income tax provision (benefit)	(62)	(375)
Non-vehicle depreciation and amortization	137	139
Non-vehicle debt interest, net of interest income	421	375
Vehicle debt-related charges	44	45
Restructuring and restructuring related charge	37	66
Unrealized (gains) losses on financial instruments	1	7
Non-cash stock-based compensation forfeitures	—	(64)
Bankruptcy-related litigation reserve	292	292
Long-Lived Assets impairment	1,048	1,048
Change in fair value of Public Warrants	(180)	(275)
Other items	82	63
LTM Adjusted Corporate EBITDA	$(1,299)	$(1,541)

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024
Total RPD
Revenues	$1,813	$2,080
Foreign currency adjustment(a)	(3)	(18)
Total Revenues - adjusted for foreign currency	$1,810	$2,062
Transaction Days (in thousands)	33,902	36,854
Total RPD (in dollars)	$53.38	$55.94	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,810	$2,062
Average Rentable Vehicles (in whole units)	477,273	529,232
Total revenue per unit (in whole dollars)	$3,792	$3,896
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,264	$1,299	(3)%

Vehicle Utilization
Transaction Days (in thousands)	33,902	36,854
Average Rentable Vehicles (in whole units)	477,273	529,232
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	42,959	48,181
Vehicle Utilization(b)	79%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$535	$969
Foreign currency adjustment(a)	(1)	(4)
Adjusted depreciation of revenue earning vehicles and lease charges	$534	$965
Average Vehicles (in whole units)	504,723	547,492
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,059	$1,763
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$353	$588	(40)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024
Total RPD
Revenues	$1,490	$1,739
Foreign currency adjustment(a)	—	(4)
Total Revenues - adjusted for foreign currency	$1,490	$1,735
Transaction Days (in thousands)	27,758	30,560
Total RPD (in dollars)	$53.68	$56.78	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,490	$1,735
Average Rentable Vehicles (in whole units)	386,757	433,823
Total revenue per unit (in whole dollars)	$3,852	$4,000
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,284	$1,333	(4)%

Vehicle Utilization
Transaction Days (in thousands)	27,758	30,560
Average Rentable Vehicles (in whole units)	386,757	433,823
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	34,808	39,496
Vehicle Utilization(b)	80%	77%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$462	$876
Foreign currency adjustment(a)	—	—
Adjusted depreciation of revenue earning vehicles and lease charges	$462	$876
Average Vehicles (in whole units)	413,381	450,585
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,117	$1,944
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$372	$648	(43)%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2025	2024
Total RPD
Revenues	$323	$341
Foreign currency adjustment(a)	(3)	(14)
Total Revenues - adjusted for foreign currency	$320	$327
Transaction Days (in thousands)	6,144	6,294
Total RPD (in dollars)	$52.07	$51.89	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$320	$327
Average Rentable Vehicles (in whole units)	90,516	95,409
Total revenue per unit (in whole dollars)	$3,534	$3,423
Number of months in period (in whole units)	3	3
Total RPU Per Month (in whole dollars)	$1,178	$1,141	3%

Vehicle Utilization
Transaction Days (in thousands)	6,144	6,294
Average Rentable Vehicles (in whole units)	90,516	95,409
Number of days in period (in whole units)	90	91
Available Car Days (in thousands)	8,151	8,686
Vehicle Utilization (b)	75%	72%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$73	$93
Foreign currency adjustment(a)	—	(4)
Adjusted depreciation of revenue earning vehicles and lease charges	$73	$89
Average Vehicles (in whole units)	91,343	96,907
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$794	$923
Number of months in period (in whole units)	3	3
Depreciation Per Unit Per Month (in whole dollars)	$265	$308	(14)%
(a)Based on December 31, 2024 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; unrealized (gains) losses on financial instruments; change in fair value of Public Warrants and certain other miscellaneous or non-recurring items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is an important performance measure to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loans, Senior RCF, First Lien Senior Notes, Second Lien Exchangeable Notes, Senior Unsecured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.